                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                               BOSTON BEER, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                               BOSTON BEER, INC.
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                         THE BOSTON BEER COMPANY, INC.

               NOTICE OF THE 1997 ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 3, 1997

To The Stockholders:

  The 1997 Annual Meeting of the Stockholders of THE BOSTON BEER COMPANY, INC. will be held on Tuesday, June 3, 1997, at 10:00 a.m. at The Brewery located at 30 Germania Street, Jamaica Plain, Boston, Massachusetts, for the following purposes:

  1. For the election by the holders of the Class A Common Stock of two (2) Class A Directors, each to serve for a term of one (1) year.

  2. For the election by the sole holder of the Class B Common Stock of five
     (5) Class B Directors, each to serve for a term of one (1) year.

  3. To consider and act upon any other business which may properly come before the meeting.

  The Board of Directors has fixed the close of business on April 4, 1997 as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

                                          By order of the Board of Directors

                                          C. James Koch, Clerk

Boston, Massachusetts
April 30, 1997

                         THE BOSTON BEER COMPANY, INC.

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Boston Beer Company, Inc. (the "Corporation", which is sometimes referred to in this Proxy Statement together with its affiliate, Boston Beer Company Limited Partnership (the "Partnership") as the "Company") for use at the 1997 Annual Meeting of Stockholders to be held on Tuesday, June 3, 1997, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is April 30, 1997.

  If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Clerk of the Corporation at any time before the proxy is exercised.

  The holders of a majority in interest of the issued and outstanding Class A Common Stock are required to be present in person or be represented by proxy at the Meeting in order to constitute a quorum for the election of the two (2) Class A Directors. The election of each of the nominees for Class A Director will be decided by plurality vote of the holders of Class A Common Stock present in person or represented by proxy at the Meeting. The affirmative vote of the sole holder of the outstanding shares of Class B Common Stock voting in person or by proxy at the meeting is required to elect the five (5) Class B Directors and to approve all other matters listed in the notice of meeting.

  The Corporation will bear the cost of the solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Corporation may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Corporation.

  The Corporation's principal executive offices are located at 75 Arlington Street, Boston, Massachusetts 02116, telephone number (617) 368-5000.

                       RECORD DATE AND VOTING SECURITIES

  Only stockholders of record at the close of business on April 4, 1997 are entitled to notice of and to vote at the meeting. On that date, the Corporation had outstanding and entitled to vote 16,066,218 shares of Class A Common Stock, $01 par value per share, and 4,107,355 shares of Class B Common Stock, $.0l par value per share. Each outstanding share of the Corporation's Class A and Class B Common Stock entitles the record holder to one (1) vote on each matter properly brought before the Class.

                             ELECTION OF DIRECTORS

  Pursuant to the Articles of Organization and By-Laws of the Corporation, the Board of Directors is divided into two (2) classes, Class A Directors, consisting of two (2) Directors elected each year by the holders of Class A Common Stock for a term of one (1) year, and Class B Directors, consisting of five (5) Directors elected each year by the holders of Class B Common Stock, also for a term of one (1) year.

  It is proposed that each of the two nominees listed below, each of whose term expires at this meeting, be elected as a Class A Director, to serve a term of one (1) year and until his successor is duly elected and qualified or until he sooner dies, resigns or is removed.

  The person named in the accompanying proxy will vote, unless authority is withheld, for the election of the nominees named below. In the event that any of the nominees should become unavailable for election, which is not anticipated, the person named in the accompanying proxy will vote for such substitute nominees as the incumbent Class A Directors, acting pursuant to
Section 4.8 of the Corporation's By-Laws as a Nominating Committee, may nominate. As indicated below, except for Messrs. Cummin and Wing, all Directors and nominees are either Executive Officers of the Corporation or its subsidiaries or related to such Executive Officers.

  Nominees. Set forth below are the nominees for election as Class A and Class B Directors, respectively, for terms ending in 1998 and certain information about each of them.

 Class A Directors:

                             YEAR FIRST       POSITION WITH THE CORPORATION
                             ELECTED A           OR PRINCIPAL OCCUPATION
     NAME OF NOMINEE     AGE  DIRECTOR          DURING THE PAST FIVE YEARS
     ---------------     --- ----------       -----------------------------
 Pearson C. Cummin III..  54    1995    Mr. Cummin has served as a general
                                        partner of Consumer Venture Partners, a
                                        Greenwich, Connecticut based venture
                                        capital firm, since January 1986.
 James C. Kautz.........  66    1995    Mr. Kautz is currently a limited partner
                                        of The Goldman Sachs Group, L.P. and the
                                        second cousin of the Company's founder
                                        and chief executive officer, C. James
                                        Koch.
 Class B Directors:

                             YEAR FIRST       POSITION WITH THE CORPORATION
                             ELECTED A           OR PRINCIPAL OCCUPATION
     NAME OF NOMINEE     AGE  DIRECTOR          DURING THE PAST FIVE YEARS
     ---------------     --- ----------       -----------------------------
 C. James Koch..........  47    1995    Mr. Koch founded the Company in 1984 and
                                        has been the Chief Executive Officer
                                        throughout the Company's history. Mr.
                                        Koch also serves as the Corporation's
                                        President and Clerk and is the Company's
                                        principal executive officer.
 Alfred W. Rossow, Jr...  64    1995    Mr. Rossow joined the Company in late
                                        1989 as Chief Operating Officer and Chief
                                        Financial Officer.
 Rhonda L. Kallman......  36    1995    Ms. Kallman co-founded the Company. She
                                        has been Vice President--Sales since
                                        1985.
 Charles Joseph Koch....  74    1995    Mr. Koch is the father of founder C.
                                        James Koch. In 1989, Mr. Koch retired as
                                        founder and co-owner of Chemicals, Inc.,
                                        a distributor of brewing and industrial
                                        chemicals in southwestern Ohio.
 John B. Wing...........  50    1995    Mr. Wing has been Chairman and CEO of The
                                        Wing Group Limited, Co., a developer of
                                        energy projects in Turkey, Kuwait and
                                        China, since 1991.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

  During the Corporation's 1996 fiscal year, there were eleven (11) meetings of the Board of Directors of the Corporation. All of the Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by committees of the Board of Directors on which they served. The Class A Directors in office from time to time serve as a nominating committee for the purpose of nominating persons for election as Class A Directors. The Corporation does not otherwise have a nominating committee.

  The Audit Committee of the Board of Directors reviews with the Corporation's independent auditors the scope of the audit for the year, the results of the audit when completed and the independent auditors' fees for services performed. The Audit Committee also recommends independent auditors to the Board of Directors and reviews with management various matters related to its internal accounting controls. The present members of the Audit Committee are Pearson C. Cummin III, James C. Kautz and John B. Wing. The Audit Committee met on three (3) occasions in 1996.

  The Corporation also has a Compensation Committee, whose purpose is to administer the Corporation's Employee Equity Incentive Plan and otherwise act with respect to matters of executive compensation. The members of such Committee are Pearson C. Cummin III, James C. Kautz and John B. Wing. The Compensation Committee met on five (5) occasions in 1996.

                  SECURITY OWNERSHIP OF PRINCIPAL HOLDERS OF
                   VOTING SECURITIES, DIRECTORS AND OFFICERS

  The following table sets forth certain information regarding beneficial ownership of the Company's Class A Common Stock as of April 4, 1997 (i) by each person (or group of affiliated persons) known by the Company to be the beneficial owner(s) of more than five percent (5%) of the outstanding Class A Common Stock, (ii) by each Director of the Company, (iii) by each person nominated as a Director of the Company, (iv) by the Company's Chief Executive Officer and the other officers named below in the Summary Compensation Table and (v) all of the Company's executive officers and Directors as a group. Unless otherwise indicated, the individuals named below held sole voting and investment power over the shares listed below.

                                            SHARES BENEFICIALLY OWNED(1)
       NAMED EXECUTIVE OWNERS,              ----------------------------
     DIRECTORS AND 5% STOCKHOLDERS              NUMBER          PERCENT
     -----------------------------          ---------------- --------------
C. James Koch(2)(3)........................        6,254,747         31.0
Rhonda L. Kallman(3)(4)....................          510,920          3.2
Alfred W. Rossow, Jr.(3)(5)................          172,272          1.1
Martin Roper(3)(6).........................           74,772            *
John Chappell(3)...........................              --           --
Pearson C. Cummin III(7)(12)...............            2,500            *
James C. Kautz(8)..........................          525,031          3.3
Charles Joseph Koch(9).....................            4,500            *
John B. Wing(10)...........................          434,392          2.7
Hambrecht & Quist LLC(11)..................        1,457,565          9.1
Consumer Venture Partners I, L.P.(12)......        1,058,820          6.6
All Directors and Executive Officers as a
 group (10 people).........................        7,979,551         38.8

--------
*  Less than 1% of the outstanding shares of Class A Common Stock.

(1) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and includes general voting and/or investment power with respect to securities. Shares of Class A Common Stock subject to options and warrants currently exercisable or exercisable within 120 days after the record date are deemed outstanding for computing the percentage of a person holding such options but are not deemed outstanding for computing the percentage of any other person. No shares of Class B Common Stock are subject to options or warrants. All shares are Class A Common Stock except for shares of Class B Common Stock held by C. James Koch. See Note 2 below.

(2) Includes 4,107,355 shares of Class B Common Stock, constituting all of the outstanding shares of Class B Common Stock. Includes 614,553 shares of Class A Common Stock held in several trusts for the benefit of C. James Koch and certain of his family members.

(3) Executive officer and/or Director of the Company. Mailing address is c/o The Boston Beer Company, Inc., 75 Arlington Street, Boston, MA 02116.

(4) Includes options to acquire 149,546 shares of Class A Common Stock exercisable currently or within 120 days.

(5) Consists of options to acquire 143,140 shares of Class A Common Stock exercisable currently or within 120 days.

(6) Consists of options to acquire 74,772 shares of Class A Common Stock exercisable currently or within 120 days.

(7) Director of the Company. Consists of options to acquire 2,500 shares of Class A Common Stock exercisable currently or within 120 days.

(8) Director of the Company. Shares are owned of record by Kautz Family Partners, L.P. of which Mr. Kautz is general partner. Mailing address is c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004. Includes options to acquire 2,500 shares of Class A Common Stock exercisable currently or within 120 days.

(9) Director of the Company and father of C. James Koch. Includes options to acquire 2,500 shares of Class A Common Stock exercisable currently or within 120 days and 2,000 shares owned by the spouse of Mr. Koch.

(10) Director of the Company. Mailing address is c/o The Wing Group, 1610 Woodstead Court, Suite 200, The Woodlands, Texas 77380. Includes options to acquire 2,500 shares of Class A Common Stock exercisable currently or within 120 days.

(11) Includes shares owned by various entities affiliated with Hambrecht & Quist LLC, including H&Q London Ventures, H&Q Ventures International C.V., H&Q Ventures IV, Hamquist, Hamco Capital Corporation, Wescot Capital, Hambrecht & Quist Group and H&Q Investors. Mailing address for each of these entities is do Hambrecht & Quist Venture Partners, One Bush Street, 15th Floor, San Francisco, California 94104.

(12) Mailing address is Three Pickwick Plaza, Greenwich, Connecticut 06830. Pearson C. Cummin III, a Director of the Company, is and has been a general partner of Consumer Venture Partners since January 1986.

                DIRECTOR COMPENSATION FOR THE LAST FISCAL YEAR

  Except as described in the following paragraph, the Company's Directors are not compensated for their services as such, although they are on occasion reimbursed for out-of-pocket expenses incurred in attending meetings.

  On May 21, 1996, the Company adopted a Non-Employee Stock Option Plan pursuant to which each non- employee director of the Company receives the grant of 2,500 shares annually as of the date of the Annual Stockholders' Meeting of the Company. The grant price for such options is based upon the fair market value of the Company's stock as of the date of grant. On May 21, 1996, each non-employee director was granted an option to purchase up to 2,500 shares of the Company's Class A Common Stock at a per share price of $18.5625 per share. The grant of stock options under this Non-Employee Stock Option Plan is subject to the requirement that each director comply with his fiduciary obligations with the Company. If any breach of such obligations should occur, the Company shall be entitled, in addition to any other remedies available to it, to recover all profit realized by him as a result of the exercise of such option during the last 12 months of his term as director and at any time after the expiration of such term.

                            COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

  Compensation Philosophy. The Corporation's executive compensation system is comprised of base salaries, annual bonuses and stock option awards. The Compensation Committee reviews executive officer compensation annually. Executive officers are eligible to receive annual cash bonuses upon achievement of predetermined performance targets. Executive compensation is subject to the oversight and approval of the Compensation Committee of the Board of Directors. Compensation paid to the Corporation's executive officers is intended to reflect the responsibility associated with each executive officer's position, the past performance of the specific executive officer, the goals of management and the profitability of the Corporation.

  Executive compensation is designed to be competitive within the alcoholic beverages industry and other companies of comparable size and complexity to attract and retain talented and motivated individuals in key positions. Compensation in any particular case may vary from any industry average on the basis of annual and long-term Company performance, as well as individual performance. The Compensation Committee will exercise its discretion to set compensation where, in its judgment, external or individual circumstances warrant it.

  Chief Executive Officer Compensation. The Compensation Committee reviewed and approved the compensation paid to the Corporation's Chief Executive Officer, C. James Koch, during 1996. In reviewing such compensation, the Committee evaluated the Corporation's success in meeting three key goals: securing access to sufficient brewing capacity for the Company's products; development of a strategic plan for maintaining and increasing the Company's market share in the highly competitive craft beer industry in light of the proliferation of competitive products; and developing an appropriate infrastructure for the Company. The Compensation Committee believes that the Company is making positive strides towards these goals and that the compensation paid to Mr. Koch in 1996 was reasonable in light of the Corporation's overall performance.

  Equity-Based Compensation. The Compensation Committee may award stock options under the Corporation's Employee Equity Incentive Plan to executive officers of the Corporation. Stock option awards under this plan are designed to provide incentive to the Corporation's employees to increase the market value of the Corporation's stock, thus linking corporate performance and stockholder value to executive compensation.

  The Corporation's Employee Equity Incentive Plan adopted by the Board of Directors and approved by each of the sole Class B stockholder and a majority in interest of the then Class A stockholders of the Corporation effective November 20, 1995, and amended and restated effective on February 23, 1996 (the "Employee Equity Plan") enables the Compensation Committee to grant options to members of senior management of the Company. As of April 4, 1997, options to purchase an aggregate of 1,011,733 shares of Class A Common Stock were outstanding under the Employee Equity Plan.

  The Employee Equity Plan is administered by the Compensation Committee, which takes into account the position and responsibilities of the optionee being considered, the nature and value to the Company of his or her service and accomplishments, his or her present and potential contributions to the success of the Company and such other factors as the Compensation Committee deem relevant in determining who will be eligible under the Employee Equity Plan. The Employee Equity Plan provides for both so-called Management Options, which carry an exercise price of $0.01 per share, and Discretionary Options, the exercise price of which is set by the Compensation Committee at the time of grant. The Employee Equity Plan also permits all employees to purchase shares of Class A Stock at a discount based on length of service with the Company. Up to an aggregate of 1,687,500 shares of Class A Common Stock may be issued under the Employee Equity Plan. As of April 4, 1997, there were 258,382 shares of Class A Common Stock available for grant under the Employee Equity Plan.

  Options granted under the Employee Equity Plan expire ten (10) years from the date of grant, subject to earlier termination if the optionee leaves the Corporation's employ or service, whether voluntarily or by virtue of his or her death or disability. The Employee Equity Plan may be terminated by the Board of Directors if such termination is approved by the holders of the majority in interest of the Class B Common Stock of the Corporation. A detailed description of the Employee Equity Plan is included elsewhere in this Proxy Statement.

                                          James C. Kautz, Chairman
                                          Pearson C. Cummin, III
                                          John B. Wing

                     EXECUTIVE OFFICERS OF THE CORPORATION

  Information required by Item 7(b) of Schedule 14A with respect to executive officers of the Corporation is set forth below. The executive officers of the Corporation are elected annually by the Board of Directors and hold office until their successors are elected and qualified, or until their earlier removal or resignation.

  C. James Koch, 47, founded the Company in 1984 and has been the Chief Executive Officer throughout the Company's history. From 1978 to 1984, he was a manufacturing consultant with the Boston Consulting Group, Boston, Massachusetts.

  Rhonda L. Kallman, 36, co-founded the Company. She has been Vice President-- Sales since 1985. From 1982 to 1985, she worked for the Boston Consulting Group, Boston, Massachusetts, as an administrative assistant.

  Alfred W. Rossow, Jr., 64, joined the Company in late 1989 as Chief Operating Officer and Chief Financial Officer. Related prior positions in the beverage industry include Vice President--Marketing and Vice President--Sales at Pepsi-Cola Company from 1971 to 1974, Chief Executive Officer of the predecessor company to A&W Beverages, Inc. from 1975 to 1980 and consultant to soft drinks and bottled water companies from 1980 to 1989.

  John Chappell, 39, is Vice President--Brand Development. He joined the Company in 1994 after nine years at Labatt's USA where he was Director of Brand Management. From 1983 to 1985 he worked for PepsiCo in brand management.

  Martin Roper, 34, is Vice President--Operations. He joined the Company in September 1994 from Steel Works Inc. where he was President of the MEG Division. From July 1990 to October 1992, Mr. Roper was Executive Vice President of Blocksom & Co. Prior to July 1990, Mr. Roper was an associate consultant with the Boston Consulting Group in London.

  David Grinnell, 39, has been Manager of Brewing Operations of the Company since 1988. Prior to joining the Company, Mr. Grinnell held various positions with New Amsterdam Brewing Co.

                            EXECUTIVE COMPENSATION

  The following table sets forth all compensation awarded to, earned by or paid to the Corporation's Chief Executive Officer and each of the Corporation's executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to the Company for the Company's two most recent fiscal years ended December 31, 1996 and 1995.

                          SUMMARY COMPENSATION TABLE

                                         ANNUAL               LONG TERM
                                     COMPENSATION(1)     COMPENSATION AWARDS
                                    ----------------- -------------------------
                                                       SECURITIES
                                                       UNDERLYING   ALL OTHER
 NAME AND PRINCIPAL POSITION  YEARS  SALARY   BONUS   OPTIONS/SARS COMPENSATION
 ---------------------------  ----- -------- -------- ------------ ------------
C. James Koch................ 1996  $184,465 $129,940  $1,400,134    $   797
 President and Chief Execu-
  tive Officer                1995  $184,465 $129,940           0    $ 4,972
Rhonda L. Kallman............ 1996  $174,353 $ 77,000  $  579,830    $   505
 Vice President--Sales        1995  $154,334 $ 77,000  $    1,520    $ 5,120
Alfred W. Rossow, Jr. ....... 1996  $176,940 $ 35,000  $1,497,808    $61,095(2)
 Chief Operating Officer and
  Chief Financial Officer     1995  $141,283 $ 35,000  $      940    $60,738(2)
Martin Roper................. 1996  $158,592 $ 47,500           0    $    90
 Vice President--Operations   1995  $ 89,426 $ 47,000           0    $ 2,316
John Chappell................ 1996  $149,599 $ 47,231           0    $   148
 Vice President--Brand Devel-
  opment                      1995  $136,525        0  $    1,137    $37,363(3)

--------
(1) Included in this column are amounts earned, though not necessarily received, during the corresponding fiscal year.

(2) Included in these amounts are deferred compensation of $59,000 and $56,000 for fiscal years 1996 and 1995. See "Deferred Compensation Agreement with Alfred W. Rossow, Jr." below.

(3) Includes $32,800 moving allowance.

EMPLOYMENT AGREEMENTS

  The Company has not entered into employment agreements with any of its employees. However, the Stockholder Rights Agreement between the Company and initial stockholders of the Company provides that so long as Mr. Koch remains an employee of the Company (i) he will devote such time and effort, as a full-time, forty (40) hours per week occupation, as may be reasonably necessary for the proper performance of his duties and to satisfy the business needs of the Company, (ii) the Company will provide Mr. Koch benefits no less favorable than those formerly provided to him by the Partnership and (iii) the Company will purchase and maintain in effect term life insurance on the life of Mr. Koch.

DEFERRED COMPENSATION AGREEMENT FOR ALFRED W. ROSSOW, JR.

  Effective December 1, 1992, the Company entered into a Deferred Compensation Agreement (the "Agreement") with Mr. Rossow. Under this Agreement, Mr. Rossow
(i) waived any right to participate further in the Company's then existing investment and incentive share plans and (ii) agreed to defer and have paid over to a trust called for by the Agreement (the "Trust") the first $20,833 of any annual cash bonus to which he might otherwise be entitled after December 1, 1992. In exchange, the Company agreed to (i) cause the Trust to be formed,
(ii) pay over to the Trust as of December 1, 1992 and on November 30 in each of the years 1993 through 1999, the sum of $43,500 plus certain additional insurance premium amounts, and (iii) pay Mr. Rossow $50,000 per year for 18 years after his employment with the Company terminates. The $50,000 annual benefit is subject to reduction if Mr. Rossow's employment terminates prior to April 1, 2000 and is subject to forfeiture in certain limited circumstances. Funds held by the Trust are used to pay the annual premiums on a life insurance policy (the "Policy") on Mr. Rossow's life, the owner and beneficiary of which is the Trust. The total insurance amount of the Policy including the basic insurance amount of $275,011 and the adjustable term insurance is $531,752. The assets held in the Trust, including the Policy, are intended to secure the Company's obligations to Mr. Rossow under the Agreement.

EMPLOYEE EQUITY INCENTIVE PLAN

  The Employee Equity Plan is the successor to the Partnership's 1995 Management Option Plan and also the successor to various employee investment unit plans of the Boston Beer Company Limited Partnership. The predecessor Incentive Share Plans entitled eligible employees to certain deferred compensation, generally payable after termination of employment and calculated based on appreciation in the value of equity interests in the Company from the date of an award, and (ii) a series of plans under which a broader group of employees of the Partnership were permitted to purchase similar deferred compensation rights.

  As of April 4, 1997, there are (i) outstanding options for 144,968 shares of Class A Common Stock at an exercise price of $0.01 per share, of which options to purchase 102,574 shares are immediately exercisable, (ii) outstanding options for 866,765 shares of Class A Common Stock at an average exercise price of $9.90 per share and (iii) rights to receive 63,625 Investment Shares, of which rights to receive 55,720 shares have vested.

  A more complete discussion of the specific terms and provisions of the Employee Equity Plan is provided below.

STOCK OPTIONS

  The following table sets forth certain information concerning grants of stock options made during the fiscal year ended December 31, 1996 to the executive officers named below.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                INDIVIDUAL GRANTS
                                     -----------------------------------------------------------------------
                                                                              POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF  PERCENT OF TOTAL                            ASSUMED ANNUAL RATES OF
                          SECURITIES     OPTIONS                                STOCK PRICE APPRECIATION
                          UNDERLYING    GRANTED TO    EXERCISE OR                  FOR OPTION TERM(1)
                           OPTIONS     EMPLOYEES IN   BASE PRICE  EXPIRATION -------------------------------
    NAME                   GRANTED     FISCAL YEAR     PER SHARE     DATE     0%        5%          10%
    ----                  ---------- ---------------- ----------- ---------- ------------------ ------------
C. James Koch...........         0            0             --       --        --           --           --
Rhonda L. Kallman.......   200,000         49.2%       $12.0625       (2)        0 $  1,517,199 $  3,844,897
Alfred W. Rossow, Jr. ..    15,000          3.7%       $12.0625       (2)        0      113,789      288,367
Martin Roper............    30,000          7.4%       $12.0625       (2)        0      227,579      576,734
John Chappell...........    30,000          7.4%       $12.0625       (2)        0      227,579      576,734

--------
(1) The potential realizable value of the options reported above was calculated by assuming 5% and 10% annual rates of appreciation above the fair market value of the Class A Common Stock of the Company from the date of grant (determined in accordance with the rules of the Securities and Exchange Commission) of the options until the expiration of the options. These assumed annual rates of appreciation were used in compliance with the rules of the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Class A Common Stock of the Company. The actual value realized from the options could be higher or lower than the values reported above, depending upon the future appreciation or depreciation of the Class A Common Stock during the option period, the option holder's continued employment through the option period and the timing of the exercise of the options.
(2) December 31, 2005.

  The following table sets forth certain information concerning the number and value of shares exercised, as well as unexercised stock options held by each of the executive officers named below as of December 31, 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                          VALUE OF UNEXERCISED
                                                     NUMBER OF UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS
                                                          AT FISCAL YEAR END              AT FISCAL YEAR END(1)
                          SHARES ACQUIRED   VALUE    --------------------------------   -------------------------
    NAME                    ON EXERCISE    REALIZED   EXERCISABLE      UNEXERCISABLE    EXERCISABLE UNEXERCISABLE
    ----                  --------------- ---------- --------------   ---------------   ----------- -------------
C. James Koch...........      83,323      $1,400,134           0           2,927                0     $29,416
Rhonda L. Kallman.......      29,016         573,068     169,902         201,672       $1,379,588      16,806
Alfred W. Rossow, Jr. ..      80,000       1,365,713     160,000          15,000        1,190,000           0
John Chappell...........           0               0           0          30,000                0           0
Martin Roper............           0               0      74,772         180,111           55,236           0

--------
(1) Based upon a fair market value at December 31, 1995 of $10.25 per share, determined in accordance with the rules of the Securities and Exchange Commission, less the option exercise price or purchase price.

OTHER RELATED TRANSACTIONS

  During 1994, the Company loaned Mr. Koch $210,000 on a nonrecourse basis, secured by 52,500 options granted to Mr. Koch during 1994. Such loan contained interest provisions requiring the payment of interest at the minimum rate required by the Internal Revenue Service to avoid imputed interest. This loan was paid in full in 1996.

  During 1995, the Company loaned Mr. Rossow $150,000 on a full recourse basis secured by 13,500 of the options granted to Mr. Rossow during 1989. Such loan contained interest provisions requiring the payment of interest at the minimum rate required by the Internal Revenue Service to avoid imputed interest. This loan was paid in full in 1996. On March 11, 1997, the Company loaned Mr. Rossow $63,720. The loan is a demand loan which bears interest at the minimum rate required by the Internal Revenue Service to avoid imputed interest.

  Certain directors, officers, and 5% shareholders of the Company, including C. James Koch, Rhonda L. Kallman, James C. Kautz, John B. Wing, Consumer Venture Partners I, L.P., and certain affiliates of Hambrecht & Quist LLC are parties to the Recapitalization documents including the Stockholder Rights Agreement.

COMPANY STOCK PERFORMANCE

  The chart set forth below shows the value of an investment of $100 on November 21, 1995 in each of the Corporation's stock ("Boston Beer"), the Standard & Poor's 500 Index ("S&P 500") and Standard & Poor's Beverage Index (Alcoholic) ("S&P Beverage") as of December 31, 1995 and December 31, 1996.

                             [GRAPH APPEARS HERE]

                                      11/27/95 12/31/95 12/31/96
                                      -------- -------- --------
         Boston Beer (%).............     --     18.75   -56.84
         Boston Beer ($)............. $100.00  $118.75   $51.25
         S & P 500 (%)...............     --      6.40    22.96
         S & P 500 ($)............... $100.00  $110.02  $139.00
         S & P Beverages-Alcoholic
          (%)........................     --     -0.15    19.96
         S & P Beverages-Alcoholic
          ($)........................ $100.00  $104.02  $124.28

                       THE EMPLOYEE EQUITY INCENTIVE PLAN

  The Employee Equity Plan permits the grant of Management Options, Discretionary Options and Investment Shares (each is described below). The maximum number of shares of the Company's Class A Common Stock which may be issued under the Employee Equity Plan is 1,687,500 shares. Shares of Class A Common Stock which are the subject of Management Options or Discretionary Options which lapse unexercised or Investment Shares which do not vest and are repurchased by the Company or which are redeemed by the Company shall again be available for issuance under the Employee Equity Plan. The maximum number of shares available for grants is subject to adjustment for capital changes.

  In adopting the Employee Equity Plan, the Company has also approved, subject to certain further restrictions described below, the assumption of rights to acquire equity interests in the Company granted under certain predecessor plans of the Partnership.

ADMINISTRATION, TERMINATION AND AMENDMENT

  The Employee Equity Plan is administered by the Compensation Committee of the Company's Board of Directors (the "Board"), The Board, subject to the approval of the holders of a majority in interest of the Company's then issued and outstanding Class B Common Stock may modify, amend or terminate the Employee Equity Plan at any time. Termination or amendment of the Employee Equity Plan shall not, without the consent of any person affected thereby, modify or in any way affect any Management Options or Discretionary Options granted or Investment Shares purchased prior to such termination or amendment.

ELIGIBILITY TO PARTICIPATE

  Employees eligible to participate in the Employee Equity Plan ("Eligible Employees") are those employees of the Company who:

    (i) have been employed by the Company for at least one (1) year; and

    (ii) have entered into an Employment Agreement with the Company containing certain terms and conditions as the Compensation Committee in its discretion may from time to time require. Only full-time management-level Eligible Employees, as determined by the Compensation Committee in its sole discretion, shall be selected by the Compensation Committee for the grant of a Management Option. In designating Optionees for Management Options, the Compensation Committee shall take into account each prospective Optionee's level of responsibility, performance, potential and such other considerations as the Compensation Committee deems appropriate.

TERMS AND PROVISIONS

  Management Options and Discretionary Options. As of January 1 in each year, the Compensation Committee shall grant Management Options to selected Management Optionees subject to a number of shares of Class A Common Stock determined as follows: the Management Optionee's base salary earned during the preceding calendar year times a percentage, as determined by the Compensation Committee in its discretion, taking into consideration such performance criteria as it shall deem appropriate, divided by the fair market value of shares of Class A Common Stock as of January 1 of such year. Management Options shall be announced on or about March 15 in each year. The exercise price shall in all cases be $.01 per share. The Compensation Committee may also, from time to time, grant to Eligible Employees options ("Discretionary Options") to acquire shares of Class A Common Stock, on such terms and conditions, including exercise price, as the Compensation Committee shall determine. Each Management Option and Discretionary Option shall be set forth in an Option Agreement, which shall include the following terms, conditions and restrictions:

    (i) The right to exercise a Management Option or Discretionary Option shall vest over the period of five (5) years after the Option Date at the rate of twenty percent (20%) of the Option Shares covered thereby per year, so long as the Optionee continues to be employed by the Company as of each vesting date, provided, however, that (i) the Compensation Committee may permit accelerated vesting in its discretion, (ii) Management Options shall become exercisable in full in the event of an Optionee's retirement at or after reaching age 65, death or disability, and (iii) the Compensation Committee may tie exercisability to compliance by an Optionee with any applicable restrictive covenants; and

    (ii) Except as determined by the Compensation Committee from time to time, each Management Option and Discretionary Option shall terminate on the earlier to occur of the expiration of (i) ninety (90) days after the Optionee ceases to be an employee of the Company and (ii) ten (10) years after the Option Date.

  Investment Shares. Eligible Employees may also become Participants in the Employee Equity Plan and invest up to ten percent (10%) of their most recent annual W-2 earnings in shares ("Investment Shares") of Class A Common Stock. The number of Investment Shares which can be purchased by each Participant will be computed by dividing 10% of the Participant's W-2 earnings by the Investment Share Value. The "Investment Share Value" shall be the mean between the high and the low prices at which shares of Class A Common Stock traded on the New York Stock Exchange or on any other exchange on which such shares may be traded, on the day next preceding the date of a Participant's investment in Investment Shares, which ordinarily shall be effective as of January 1 in each applicable year and discounted, according to the Participant's years of service with the Company, as follows:

     YEARS OF SERVICE                                                  DISCOUNT
     ----------------                                                  --------
      Less than 2 years...............................................     0%
      2-3 years.......................................................    20%
      3-4 years.......................................................    30%
      More than 4 years...............................................    40%

  For each full year Investment Shares are held after issuance and the Participant remains employed with the Company, twenty percent (20%) of such Investment Shares will become vested. All Investment Shares which have not yet vested shall automatically vest in the event of the termination of a Participant's employment with the Company by reason of his or her retirement at or after reaching age 65, death or disability. The Compensation Committee may also accelerate vesting at any time in its discretion. All unvested Investment Shares shall be held in escrow by an escrow agent selected by the Compensation Committee, pursuant to a Restricted Stock Escrow Agreement.

  Any Participant who is not subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, shall have the right at any time to cause the Company to redeem all, but not less than all, of such Participant's Investment Shares at a price equal to the lesser of (i) the Discounted Investment Share Value at which the Investment Shares were issued and (ii) the fair market value of such Investment Shares, as of the date next preceding the date on which the Investment Shares are tendered for redemption.

  In the event that a Participant's employment with the Company is terminated other than because of retirement at or after the age of 65, death or disability, the Company shall have the right, but not the obligation, to redeem within ninety (90) days after such termination any or all of the Investment Shares previously purchased by the Participant which have not vested, at a price, payable in cash, equal to the lesser of (i) the Discounted Investment Share Value at which the Shares were issued and (ii) the fair market value of such Investment Shares, as of the date next preceding the date on which the Investment Shares are called for redemption.

  Except as otherwise specifically provided for above, no right or interest under the Employee Equity Plan of any Eligible Employee shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, other than by will or the laws of descent and distribution; and no such right or interest of any Eligible Employee shall be subject to any obligation or liability of such Eligible Employee. A Management Option or Discretionary Option shall be null and void and without effect upon the bankruptcy of the Optionee or upon the attempted assignment or transfer, except as hereinabove provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon the option.

RECENT GRANTS

  The following table summarizes the total grants of Management Options and Discretionary Options during fiscal year 1996. Dollar values below are based upon a fair market value of Class A Common Stock at December 31, 1996 of $10.25 per share, determined in accordance with the rules of the Securities and Exchange Commission, less the option exercise price. None of the officers purchased Investment Shares during the year ended December 31, 1996.

                                                  MANAGEMENT OPTION GRANTS
                                                   EXERCISE PRICE OF $0.01
                                                 ------------------------------
                                                    DOLLAR         NUMBER OF
               NAME AND POSITION                     VALUE          SHARES
               -----------------                 --------------  --------------
C. James Koch, CEO.............................. $            0              0
Rhonda L. Kallman, VP Sales..................... $            0              0
Alfred W. Rossow, Jr., COO and CFO.............. $            0              0
Martin Roper, VP Operations..................... $            0              0
John Chappell, VP Brand Development............. $            0              0
Executive Officers as a Group................... $        5,622            549
All Directors (excluding Executive Officers).... $            0              0
Employees as a Group (excluding Executive Offi-
 cers).......................................... $       67,881          6,629
                                                 DISCRETIONARY OPTION GRANTS
                                                 ------------------------------
                                                    DOLLAR         NUMBER OF
               NAME AND POSITION                   VALUE(1)         SHARES
               -----------------                 --------------  --------------
James Koch, CEO.................................              0              0
Rhonda L. Kallman, VP Sales..................... $     (362,500)       200,000
Alfred W. Rossow, Jr., COO and CFO..............        (27,188)        15,000
Martin Roper, VP Operations.....................        (54,375)        30,000
John Chappell, VP Brand Development.............        (54,375)        30,000
Executive Officers as a Group...................       (554,504)       306,299
All Directors (excluding Executive Officers)....        (83,125)        10,000
Employees as a Group (excluding Executive Offi-
 cers)..........................................       (563,738)        66,050
                                                      INVESTMENT SHARES
                                                 ------------------------------
                                                    DOLLAR         NUMBER OF
               NAME AND POSITION                   VALUE(1)         SHARES
               -----------------                 --------------  --------------
Executive Officers as a Group................... $            0              0
All Directors (excluding Executive Officers).... $            0              0
Employees as a Group (excluding Executive Offi-
 cers).......................................... $      (11,413)         2,255

--------
(1) These Discretionary Option Grants have been granted at per share exercise prices ranging from $12.0625 to $25.5625 per share.

RECAPITALIZATION, REORGANIZATIONS

  The Employee Equity Plan provides that in the event that the outstanding shares of Class A Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares which may be issued under the Employee Equity Plan and as to which outstanding Management Options or Discretionary Options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the Optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding Discretionary Options shall be made without change in the total price applicable to the unexercised portion of such Discretionary Options and with a corresponding adjustment in the exercise price per share. The exercise price per share of Management Options shall remain $0.01 per share.

PREVIOUSLY GRANTED OPTIONS AND INVESTMENT SHARES

  All options granted by the Partnership prior to November 20, 1995, which were assumed under the Employee Equity Plan on that date and became Management Options or Discretionary Options, first became exercisable, to the extent that the right to exercise had otherwise then vested, on March 1, 1996, except that any such options held by Optionees subject to the provisions of Section 16(b) of the 1934 Act did not become exercisable until May 20, 1996. All Investment Shares purchased from the Partnership prior to November 20, 1995, which had vested prior to March 1, 1996, were issued to the applicable Participants on that date, except that vested Investment Shares otherwise then issuable to Participants subject to the provisions of Section 16(b) of the 1934 Act did not become issuable until May 20, 1996.

RESALE RESTRICTIONS

  Notwithstanding any other provision of the Employee Equity Plan, the Company may delay the issuance of shares covered by the exercise of a Management Option or a Discretionary Option or any Investment Shares which have vested (in any such case, "Shares") until one of the following conditions shall be satisfied:

    (i) Such Shares are at the time of issuance effectively registered under applicable federal and state securities acts, as now in force or hereafter amended; or

    (ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that the issuance of such Shares is exempt from registration under applicable federal and state securities acts, as now in force or hereafter amended.

  Moreover, unless the Shares to be issued have been effectively registered under the Securities Act of 1933, as amended (the "1933 Act"), the Company shall be under no obligation to issue such Shares unless the Optionee or Participant shall first give written representation to the Company, satisfactory in form and scope to the Company's counsel and upon which in the opinion of such counsel the Company may reasonably rely, that he or she is acquiring the Shares to be issued to him or her as an investment and not with a view to or for sale in connection with any distribution thereof in violation of the 1933 Act. The Company shall have no obligation, contractual or otherwise, to any Optionee or Participant to register under any federal or state securities laws any Shares issued under the Employee Equity Plan to such Optionee or Participant.

  Notwithstanding the above, Shares acquired under the Employee Equity Plan while a Registration Statement relating to such Shares is in effect under the 1933 Act, by persons who are not affiliates of the Company may be sold by such persons without registration under the 1933 Act, and without the need to comply with Rule 144 thereunder. Public resales of shares acquired (while a Registration Statement relating to such shares is in effect under the 1933
Act) under the Employee Equity Plan by persons who are affiliates of the Company will be subject to registration or compliance with the requirements of Rule 144 under the 1933 Act, other than the holding period requirement of paragraph (d) of that Rule. Employees who are Directors or officers of the Company may be deemed to be affiliates of the Company.

TAX EFFECTS OF EMPLOYEE EQUITY PLAN PARTICIPATION

  The Employee Equity Plan described herein is not a qualified plan under
Section 401 of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

  Management and Discretionary Options. Upon the grant of a Management Option or Discretionary Option, the Participant will not recognize ordinary income nor will the Company be entitled to a deduction. Upon the exercise of a Management Option or a Discretionary Option, the Participant will generally recognize ordinary income in the amount by which the fair market value of Class A Common Stock at the time of exercise exceeds the exercise price for the Shares then purchased and the Company will generally be entitled to a deduction for such amount of ordinary income recognized. Upon a subsequent disposition of Class A Common Stock, the Participant will realize a short-term or long-term capital gain or loss, depending upon the holding period of the Class A Common Stock, with the basis for computing such gain or loss equal to the fair market value of Class A Common Stock on the date of exercise.

  Investment Shares. Upon the purchase of an Investment Share, the Participant will not recognize ordinary income unless the Participant makes an election under Section 83(b) of the Internal Revenue Code (such election is referred to herein as a "Section 83(b) election"). If the Participant makes a Section 83(b) election, then the Participant will immediately recognize ordinary income in the amount by which the fair market value of the Investment Shares on the date of acquisition exceeds the purchase price therefor. Otherwise, upon vesting of the Investment Shares, the Participant will recognize ordinary income in the amount by which the fair market value of the Investment Shares then vesting, as of the date of vesting, exceeds the purchase price therefor. The Company will generally be allowed a deduction in an amount equal to the income recognized by the Participant in the tax year in which such income is recognized. Upon the disposition of Investment Shares, the Participant will realize a short-term or long-term capital gain or loss, depending upon the holding period of the Investment Shares, after they have vested, with the basis for computing such gain or loss equal to the amount of ordinary income realized on such shares plus the purchase price therefor.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has appointed Coopers & Lybrand L.L.P. as independent auditors to examine the consolidated financial statements of the Company for the fiscal year ending December 31, 1996. A representative of Coopers & Lybrand, L.L.P. is expected to be present at the meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions. The engagement of Coopers & Lybrand, L.L.P. was approved by the Board of Directors, at the recommendation of the Audit Committee of the Board of Directors, and by the sole holder of the Corporation's Class B Common Stock.

                       COMPLIANCE WITH SECTION 16(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and Directors and persons owning more than 10% of the outstanding Class A Common Stock of the Corporation to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10% holders of Class A Common Stock are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

  Based solely on copies of such forms furnished as provided above, the Company believes that during fiscal 1996, all Section 16(a) filing requirements applicable to its officers, Directors and owners of greater than 10% of its Class A Common Stock were complied with, except that one officer was five weeks late in filing one of his Form 4 reports.

               DEADLINES FOR SUBMISSION OF STOCKHOLDER PROPOSALS

  Under regulations adopted by the Securities and Exchange Commission, any proposal submitted for inclusion in the Corporation's Proxy Statement relating to the Annual Meeting of Stockholders to be held in 1997 must be received at the Corporation's principal executive offices in Boston, Massachusetts on or before December 23, 1997. Receipt by the Corporation of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the proxy rules for such inclusion.

                                 OTHER MATTERS

  Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

  The cost of this solicitation will be borne by the Corporation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Corporation may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals at the expense of the Corporation.

                                  1O-K REPORT

  THE CORPORATION WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM l0-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE CORPORATION'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO ALFRED W. ROSSOW, JR., CHIEF FINANCIAL OFFICER, THE BOSTON BEER COMPANY, INC., 75 ARLINGTON STREET, BOSTON, MA 02116.

                                VOTING PROXIES

  The Board of Directors recommends an affirmative vote for the election of the two (2) nominees for Class A Director. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote, the shares represented by such proxies will be voted in favor of the nominees.

                                          By order of the Board of Directors

                                          C. James Koch, Clerk

                         THE BOSTON BEER COMPANY, INC

             PROXY - Annual Meeting of Stockholders - June 3, 1997

                             CLASS A COMMON STOCK

     The undersigned, a stockholder of THE BOSTON BEER COMPANY, INC does hereby appoint C. James Koch the undersigned's proxy, with full power of substitution, to appear and vote at the Annual Meeting of Stockholders to be held on June 3, 1997 at 10:00 A.M., local time, or at any adjournments thereof, upon such matters as may come before the Meeting.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby instructs said proxy, or his substitute, to vote as specified on the reverse side on the following matters and in accordance with his judgement on other matters which may properly come before the Meeting.


                (Continued and to be Completed on Reverse Side)

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION, SIGN AND DATE THIS CARD IN THE SPACE BELOW. NO BOXES NEED TO BE CHECKED


Please mark your votes as indicated in this example  [X]


1. Election of Class A Directors.      PEARSON C CUMMIN III AND JAMES C. KAUTZ


FOR both nominees listed (Except as marked to the contrary to the right)  [ ]

WITHOLD authority from both nominees listed                               [ ]

(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

-------------------------------------------------------------------------------

I plan to attend the meeting            [ ]

PLANNING TO ATTEND? Please help our planning efforts by letting us know if you expect to attend the Annual Meeting. Call (617)368-5050, and check the box above.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO ACTION IS INDICATED AS TO ITEM 1, SUCH SHARES WILL BE VOTED IN FAVOR OF SUCH ITEM.

IMPORTANT: Before returning this Proxy, please sign your name or names on the lines(s) below exactly as shown hereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full title when signing. Where shares are registered in the name of joint tenants or trustees, each joint tenant or trustee should sign.

Dated____________________________________________________________________, 1997

_________________________________________________________________________ (L.S.)

_________________________________________________________________________ (L.S.)
Stockholder(s) Sign Here


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.